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                                                                    EXHIBIT 99.1

BIOMED REALTY TRUST AGREES TO ACQUIRE PORTFOLIO OF PROPERTIES IN CAMBRIDGE, MASSACHUSETTS FROM LYME PROPERTIES

SAN DIEGO, April 18, 2005 (PRIMEZONE) -- BioMed Realty Trust, Inc. (NYSE:BMR) today announced that it has signed a definitive purchase and sale agreement with The Lyme Timber Company, an affiliate of Lyme Properties, to acquire a portfolio of seven life science properties and one parking structure in Cambridge, Massachusetts, and an additional property in Lebanon, New Hampshire. The total purchase price is approximately $531 million, including estimated closing costs, to be paid in cash and through the assumption of approximately $130 million of indebtedness.

The life science properties include approximately 1.1 million rentable square feet of laboratory and office space, which currently is 96.6% leased with an average remaining term of 10 years, in addition to the parking structure with 477 parking spaces. Based on the first full year of operations in 2006, BioMed expects the stabilized capitalization rate for the acquired portfolio to be in excess of 8.7% on a cash-on-cash basis. The acquisition, which is subject to due diligence and other customary closing conditions, is expected to be completed in the second quarter of 2005.

The acquisitions will increase BioMed's real estate portfolio to 31 properties, representing 53 buildings with approximately 4.1 million rentable square feet in all of the major life science markets in the United States.

"The acquisition of this portfolio establishes BioMed as a leading owner of life science office and laboratory buildings in the Cambridge market, the most sophisticated and established scientific cluster on the East Coast," said Alan
D. Gold, president and chief executive officer of BioMed Realty Trust. "These first-class assets reinforce BioMed's corporate mission to provide real estate to the life science industry, and further highlight our premier life science real estate-oriented management team."

"I am delighted that BioMed's management team will assume the stewardship of these properties. They share our vision of life science in general and our commitment to the communities in which we have chosen to invest," said David Clem, managing director of Lyme Properties.

The portfolio to be acquired by BioMed consists of the following assets:

-- Kendall Square D, located at 650 Kendall Street in Cambridge, which contains 349,325 rentable square feet of space that is 98% leased to Genzyme Corporation (Nasdaq:GENZ),

-- Kendall Square A, located at 675 Kendall Street in Cambridge, which contains 302,919 rentable square feet of space that is 96% leased to Vertex Pharmaceuticals Incorporated (Nasdaq:VRTX),

-- Fort Washington Research Park, located at 40 Erie Street and 200 Sidney Street in Cambridge, which contains a total of 292,758 rentable square feet of space that is fully leased to Vertex,

-- 270 Albany Street, located in Cambridge, which contains 75,003 rentable square feet of space that is fully leased to Millennium Pharmaceuticals, Inc. (Nasdaq:MLNM),

-- 325 Vassar Street, located in Cambridge, which contains 52,520 rentable square feet of space that is fully leased to Monsanto Company (NYSE:MON),

-- 21 Erie Street, located in Cambridge, which contains 48,238 rentable square feet of space that is 58% leased to Metabolix, Inc.,

-- Centerra Biolabs, located adjacent to the Dartmouth Hitchcock Medical Center in Lebanon, New Hampshire, which contains 21,500 rentable square feet of space that is fully leased to Dartmouth, and

-- 47 Erie Street, a six-level, open-air parking structure located in Cambridge, which provides parking for the Fort Washington Research Park, 270 Albany Street and 21 Erie Street properties.

As indicated above, the property tenants include:

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-- Genzyme, a global biotechnology company with a broad product and service portfolio focused on rare genetic disorders, renal disease, orthopaedics, organ transplant, and diagnostic and predictive testing. Genzyme has an investment grade credit rating of BBB from Standard & Poor's.

-- Vertex Pharmaceuticals, a global biotechnology company committed to the discovery and development of breakthrough small molecule drugs for serious diseases. Vertex's product pipeline is principally focused on viral diseases, inflammation, autoimmune diseases and cancer.

-- Millennium Pharmaceuticals, a biopharmaceutical company focused on developing and commercializing breakthrough products in the areas of cancer, cardiovascular disease and inflammatory disease. Millennium currently markets two products, one for cancer and one for cardiovascular disease.

-- Metabolix, a private company focused on using biotechnology to produce performance plastics from renewable resources.

-- Monsanto, a global provider of technology-based solutions and agricultural products that improve farm productivity and food quality. Monsanto has an investment grade credit rating of A- from Standard & Poor's.

-- Dartmouth, the nation's ninth oldest college with an endowment of over $2 billion and an investment grade credit rating of AAA from Standard & Poor's.

In order to finance the acquisition and provide additional working capital, BioMed has secured a commitment from KeyBank National Association, under which BioMed intends to borrow up to $600 million under three credit facilities, including a three-year, senior unsecured revolving credit facility of $250 million, a three-year, senior unsecured term loan facility of $100 million, and a five-year, secured term loan facility of $250 million. The new $250 million senior unsecured revolving credit facility, which contains an accordion option up to $400 million, will replace BioMed's existing $100 million revolving unsecured credit facility. Raymond James & Associates, Inc. served as the exclusive financial advisor to BioMed on this transaction.

Teleconference and Web Cast

BioMed Realty Trust will conduct a conference call and audio web cast at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) today to discuss the Lyme Properties portfolio acquisition. The call will be open to all interested investors either through a live audio web cast at the Investor Relations section of the company's web site at http://www.biomedrealty.com and http://www.companyboardroom.com, or live by calling (877) 226-4265 with call ID number 5585872. The call will be archived for two weeks on both web sites. A telephone playback of the conference call will also be available from 1:00 p.m. Pacific Time on Monday, April 18, 2005 through midnight Pacific Time on Saturday, April 23, 2005 by calling (800) 642-1687 (domestic) or (706) 645-9291 (international) and using access code:
5585872.

About Lyme Properties

Lyme Properties, a wholly owned subsidiary of The Lyme Timber Company, is one of the country's most experienced life science developers. Lyme Properties began developing life science space in Cambridge in 1993, and quickly grew to become the largest life science property developer in New England and one of the largest in the country.

About BioMed Realty Trust

BioMed Realty Trust, Inc. is a real estate investment trust (REIT) focused on acquiring, developing, owning, leasing and managing laboratory and office space for the life science industry. Our tenants include biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. The company's primary acquisition targets and current properties are located in markets with well established reputations as centers for scientific research, including San Diego, San Francisco, Seattle, Maryland, Pennsylvania, New York/New Jersey and Boston. Additional information is available at www.biomedrealty.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks

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and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include: risks that the Lyme acquisition and financing will not be completed on the terms described in this release, or at all; risks associated with the availability and terms of financing and the use of debt to fund acquisitions, including that increased leverage could adversely affect the company's financial performance; risks associated with the failure to manage effectively the company's growth and expansion into new markets or to integrate acquisitions successfully; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants' financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the life science industry or the California region; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with the company's potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the company's dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the company with the Securities and Exchange Commission, including the company's most recent annual report on Form 10-K. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Maier & Company, Inc.
Gary S. Maier
(310) 442-9852